                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 16, 2004
--------------------------------------------------------------------------------

                          WILMINGTON TRUST CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

                         Commission File Number 1-14659

                 Delaware                                  51-0328154
--------------------------------------------------------------------------------
(State or other jurisdiction of incorporation) (IRS Employer Identification Number)

     Wilmington Trust Corporation
         Rodney Square North
       1100 North Market Street
         Wilmington, Delaware                                 19890
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (302) 651-1000


--------------------------------------------------------------------------------
         (Former names or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

The press release of Wilmington Trust Corporation reporting its results of operations and financial condition for the first quarter and of 2004 is attached hereto as Exhibit A and is being furnished pursuant to Item 12 of Form 8-K.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      WILMINGTON TRUST CORPORATION




Dated:  April 16, 2004
                                         By:   /s/ David R. Gibson
                                               ---------------------------------
                                       Name:   David R. Gibson,
                                      Title:   Executive Vice President and
                                               Chief Financial Officer
                                               (Authorized Officer and Principal
                                               Financial Officer)

WILMINGTON TRUST                                    Wilmington Trust Corporation
                                                    Rodney Square North
                                                    1100 North Market Street
                                                    Wilmington DE 19801-0001

FOR IMMEDIATE RELEASE

WILMINGTON TRUST REPORTS 20% EARNINGS INCREASE, RAISES DIVIDEND

Wilmington, Del., April 16, 2004 - Wilmington Trust Corporation (NYSE: WL) today reported first quarter 2004 earnings per share of $0.53 on a diluted basis. Net income was $35.7 million. These were increases of 20.5% and 21.4%, respectively, from the 2003 first quarter.

The 2004 first quarter was characterized by:

- The 12th consecutive quarter of growth in loan balances, which rose more than 5% and reached a record high of $6.3 billion, on average;

-    18% growth in Wealth Advisory Services revenue;

-    20% growth in Corporate Client Services revenue;

-    Higher income from the money manager affiliates;

-    A net interest margin of 3.53%; and

-    Stable credit quality.

"Business development continued to be strong, and we generated double-digit increases in income from our advisory businesses and solid growth in loan balances," said Ted T. Cecala, Wilmington Trust chairman and chief executive officer. "Earnings improved 20% while expenses rose 4% and our net interest margin was 22 basis points lower than it was at this time last year."

Combined assets under management at Wilmington Trust, Cramer Rosenthal McGlynn, and Roxbury Capital Management totaled $32.7 billion at March 31, 2004. This was an increase of 16.8% from March 31, 2003, and 1.2% from year-end 2003.

In a reflection of continued growth in net income and stockholders' equity, the Board of Directors raised the quarterly cash dividend by $0.015 to $0.285 per share, or $1.14 on an annualized basis. This was an increase of 5.6%. The quarterly dividend is payable on May 17, 2004, to stockholders of record on May 3, 2004.

This marks the 23rd consecutive year that Wilmington Trust has increased its cash dividend. According to Mergent, Inc.'s 2003 Dividend Achievers, only 150 of the more than 11,400 dividend-paying companies that trade on U.S. exchanges have raised their dividends for 20 or more consecutive years.

First quarter 2004 results, on an annualized basis, generated a return on average assets of 1.61% and a return on average stockholders' equity of 17.69%. In comparison, the 2003 first quarter annualized returns were 1.46% and 15.97%, respectively.

BUSINESS DEVELOPMENT DRIVES ADVISORY INCOME INCREASES

Combined income from the advisory businesses - Wealth Advisory Services, Corporate Client Services, and the two affiliate money managers - jumped 24.0%, rising to $59.9 million for the 2004 first quarter from $48.3 million in the 2003 first quarter. This increase reflected the sustained strength of business development efforts, renewed client confidence in the economic outlook, and asset appreciation.

Both the Wealth Advisory Services business and the Corporate Client Services business recorded double-digit increases in revenue. Income from the two affiliate money managers rose due to an especially strong contribution from Cramer Rosenthal McGlynn and a return to profitability at Roxbury Capital Management.

Income from the advisory businesses accounted for 43.1% of total interest and noninterest income for the 2004 first quarter, up from 38.8% for the year ago first quarter and level with the 2003 fourth quarter.

At March 31, 2004, assets under management at Wilmington Trust were
$24.2 billion. In comparison, Wilmington Trust's managed assets were $21.6 billion at

March 31, 2003, and $24.4 billion at December 31, 2003. The linked-quarter decline reflected trust distributions and tax payments.

WEALTH ADVISORY BUSINESS CONTINUES TO PRODUCE RECORD HIGHS

First quarter 2004 income from the Wealth Advisory Services business was $39.7 million. Compared to the year-ago first quarter, this was an increase of 18.2%. On a linked-quarter basis, this was an increase of 3.9% from the 2003 fourth quarter. Strong demand for planning services, new business development, the multi-manager investment consulting capabilities, and market appreciation contributed to the increases.

Because the primary services that the Wealth Advisory business provides are advice and counsel, the sources of Wealth Advisory revenue include fees that are based on the complexity of the services delivered as well as fees that are based on asset valuations. The three components of Wealth Advisory revenue are shown in the supplemental financial information that accompanies this release.

For the 2004 first quarter, trust and investment advisory fees - which are the fees that are tied to the financial markets - accounted for 67.7% of total Wealth Advisory income. The corresponding percentages for the 2003 first quarter and the 2003 fourth quarter were 67.0% and 68.8%, respectively.

Trust and investment advisory fees totaled $26.9 million for the 2004 first quarter. This was a 19.6% increase from the year-ago first quarter, and a 2.3% increase from the previous quarter. Approximately 75% of the trust and advisory fee income was associated with equity market valuations. The remainder reflected fixed income assets.

Financial and estate planning activities, which comprise the "Other service fees" line on the supplemental financial statement, generated $7.6 million in income for the 2004 first quarter. This was 38.2% higher than for the year-ago first quarter, and 16.9% higher than for the 2003 fourth quarter. Fees from these activities pertain to the level and type of service provided, and are not related to movement in the financial markets. Because these fees reflect client demand at any given point in time, they may fluctuate from period to period.

The third component of Wealth Advisory revenue comes from fees associated with mutual fund investments. Approximately 95% of these investments represent money market funds and therefore are not tied to equity market movements. For the 2004 first quarter, these mutual fund service fees totaled $5.2 million, which was a decrease on both a prior-year quarter and linked-quarter basis.

CORPORATE CLIENT SERVICES BREAKS PREVIOUS FIRST QUARTER RECORD

Income from the Corporate Client Services business was $17.9 million for the 2004 first quarter. This was a 20.1% increase from the year-ago first quarter, and it was the highest first quarter amount ever recorded by this business. On a linked-quarter basis, the decline in income from the 2003 fourth quarter reflected the inherent seasonality of this business.

While all components of the Corporate Client Services business contributed to the year-over-year growth, slightly more than 50% of the increase was generated by trust and administrative activities that support capital markets transactions. The markets for asset-backed securitizations, trust-preferred securities, and traditional debt issues were particularly active. Capital markets-related fees jumped 23.8% to $7.8 million for the 2004 first quarter.

Income from management services for preferred-jurisdiction entities rose 12.2% and totaled $5.5 million for the 2004 first quarter. Demand was particularly strong for services that support entities based in the Caribbean and Europe, where the market for entity management services is less mature than it is in the United States.

Income from trust and custody services for 401(k) and other institutional retirement plans was $2.8 million for the 2004 first quarter. This was a 16.7% increase from the year-ago first quarter. Market appreciation accounted for some of the increase, but the growth also reflected demand for experienced and trusted service providers in the wake of turmoil in the mutual fund settlement industry.

Services provided by the Corporate Client business are performed on a fee-for-service basis that is priced according to the complexity of the services provided. Most are performed under multiyear contracts and generate an annuity-like stream of revenue. In the 2004 first quarter, approximately 26% of Corporate Client revenue was tied to asset valuations. Most of that revenue was associated with retirement plan assets for which the company serves as trustee or cash management services that were provided in conjunction with trust or entity management services.

Details on all components of Corporate Client revenue, including income from cash management services, are shown in the supplemental financial information that accompanies this release.

CRAMER ROSENTHAL MCGLYNN'S RESULTS SURPASS EXPECTATIONS

At value-style affiliate money manager Cramer Rosenthal McGlynn (CRM), the significant improvement in equity market levels from the first quarter of 2003 led to substantial increases in managed assets and income for the first quarter of 2004.

At March 31, 2004, assets under management at CRM were $5.1 billion. This was $1.9 billion, or 59.4%, more than at March 31, 2003, and $0.4 billion, or 8.5%, more than at December 31, 2003.

Income from CRM for the 2004 first quarter was $2.1 million. This was more than double the 2003 first quarter amount and equal to the 2003 fourth quarter amount. While managed assets rose on a linked-quarter basis, income did not because CRM's 2003 fourth quarter revenue included incentives earned on favorable hedge fund performance.

ROXBURY CAPITAL MANAGEMENT RETURNS TO PROFITABILITY

The success of affiliate Roxbury Capital Management's (RCM) efforts to return to profitability was apparent in the growth-style money manager's results. Income from RCM was $0.2 million for the 2004 first quarter. This was a considerable improvement from the 2003 first quarter, when a $0.9 million loss was recorded for RCM, and from the 2003 fourth quarter, when RCM achieved break-even results.

RCM's ability to attract additional assets, particularly to its small-capitalization-stock product, contributed to the increase. The firm also continued to make progress in reducing expenses and stemming the flow of lost business.

At March 31, 2004, RCM's managed assets totaled $3.4 billion. This was an increase of 6.2% from the 2003 first quarter and fourth quarter. RCM's managed assets were $3.2 billion at the ends of both periods.

NET INTEREST MARGIN STABILIZES

The net interest margin for the 2004 first quarter was 3.53%. Although this was an improvement of 1 basis point from the 2003 fourth quarter, it was 22 basis points below the year-ago first quarter margin of 3.75%.

The linked-quarter 1-basis-point improvement was due to favorable repricing of certain wholesale certificates of deposit and interest rate swaps associated with the company's long-term subordinated debt.

The year-over-year decline reflected the challenges of the low interest rate environment. Compared to the year-ago first quarter, the average yield on earning assets was 61 basis points lower, while the average cost of funds fell 39 basis points.

Investment portfolio balances, on average, for the 2004 first quarter were $1.90 billion. In comparison, investment balances, on average, for the 2003 fourth quarter were $1.84 billion. For the year-ago first quarter, they were $1.46 billion. The year-over-year increase reflected the proceeds of the company's issuance in April 2003 of $250 million in long-term subordinated debt. The proceeds were invested primarily in mortgage-backed instruments.

At March 31, 2004, the average life of the portfolio was 5.25 years and the duration was 2.37. In comparison, at December 31, 2003, the average life was
5.67 years and the duration was 2.81. On a percentage basis, the composition of the assets within the investment portfolio remained relatively unchanged between December 31, 2003, and March 31, 2004.

LOAN BALANCES RISE FOR 12TH CONSECUTIVE QUARTER

Loan balances for the 2004 first quarter, on average, were $6.31 billion. This was 5.5% higher than average balances for the year-ago first quarter, and 2.3% higher than average balances for the 2003 fourth quarter.

This 12-quarter growth trend in loan balances is an indication of the company's geographic focus on the Delaware Valley region, which benefits from a well-diversified economy, and its commercial lending focus on family-owned or closely held businesses with annual sales of up to $250 million.

Nearly all of the growth occurred in the commercial portfolio, which rose to $4.15 billion. This was an increase of 10.2% from the year-ago first quarter, and 4.1% from the 2003 fourth quarter. Approximately 52% of the year-over-year growth in the commercial portfolio occurred in the state of Delaware, where the company continues to hold the leading market share. Approximately 35% of the year-over-year commercial loan growth occurred in southeastern Pennsylvania, where the company continues to gain market share.

On a percentage basis, commercial construction and real estate (CRE) lending represented the fastest-growing segment of the commercial portfolio. CRE balances, on average, rose to $0.73 billion, which was an increase of 33.1% from the year-ago first quarter and 5.5% from the 2003 fourth quarter. Approximately 53% of the CRE loan growth occurred in Delaware, where the housing market remained strong and the demand continued to grow for retail and other services to support housing development.

Residential real estate construction and land development activity accounted for approximately 38% of the Delaware CRE portfolio. The Delaware housing market is experiencing an increasing number of buyers in the marketplace, and homebuilder sales volumes are above historical levels at all price points. The National Association of Home Builders predicts that, while pricing may normalize, demand should remain strong, given Delaware's population growth and the increasing popularity of its beach areas for year-round living and as a retirement destination.

Traditional commercial and industrial (C&I) loans continued to account for the majority of the commercial loan portfolio. C&I balances for the 2004 first quarter, on average, were $2.3 billion. This was an increase of 5.0% from the year-ago first quarter, and an increase of 4.3% from the 2003 fourth quarter. Approximately 50% of the C&I loan growth was generated in southeastern Pennsylvania.

Higher demand for automobile dealer floor plan loans was a factor in the C&I growth, as dealers borrowed to support new seasonal inventory. In addition, the light manufacturing sector in southeastern Pennsylvania showed signs of an upturn, and the company added several new clients from the precision machining and metal fabrication sectors.

In the retail portfolio, average balances for the 2004 first quarter declined to $2.16 billion. Average balances for consumer loans and loans secured with liquid collateral increased modestly, but lower balances in the residential mortgage portfolio offset this growth.

Residential mortgage balances for the 2004 first quarter, on average, fell 25.8% from the year-ago first quarter and 6.5% from the 2003 fourth quarter. Residential mortgage balances decreased due to prepayments, refinancings, and the company's practice of selling new residential mortgage production into the secondary market. These declines in exposure to mortgage loans were offset by an increase in mortgage-backed securities in the company's investment portfolio.

Core deposit balances for the 2004 first quarter, on average, were $4.4 billion. This was an increase of 3.5% from the year-ago first quarter, due to higher savings, interest-bearing demand, and noninterest-bearing demand balances.

On a linked-quarter basis, core deposit balances, on average, were 1.6% lower than for the 2003 fourth quarter. Declines in certificate of deposit balances were the primary cause of the linked-quarter decrease.

CREDIT QUALITY REMAINS STABLE

Net charge-offs, which the company regards as the primary indicator of credit quality, were 7 basis points for the first quarter of 2004. This was equal to the 2003 first quarter and 3 basis points lower than for the 2003 fourth quarter.

Net charge-offs totaled $4.2 million for the 2004 first quarter. This was $0.1 million higher than the year-ago first quarter amount, but $2.2 million lower than the 2003 fourth quarter amount.

Nonaccruing loans decreased for the fourth consecutive quarter. At March 31, 2004, nonaccruing loans were $40.6 million. This was $24.0 million less than at the same time a year ago, and $4.8 million less than at December 31, 2003. The downward trend reflected a combination of previously recorded pay-downs and charge-offs that were associated with a large credit that was transferred to nonaccruing status at the end of the 2003 first quarter.

Other real estate owned (OREO) also decreased for the fourth consecutive quarter. This was due to the successful work out throughout the past year of a residential beach resort project in Maryland that first was classified as OREO in December 2002.

Loans past due 90 days or more, on a period-end basis, totaled $6.2 million. This was a decrease of $2.1 million from March 31, 2003, but an increase of $0.6 million from December 31, 2003.

The provision for loan losses and the reserve for loan losses were increased in line with loan growth. The loan loss reserve ratio, at 1.43%, was unchanged from March 31, 2003, and 1 basis point lower than at December 31, 2003.

At March 31, 2004, 95.90% of loans outstanding were rated "pass" by the company's internal risk rating analysis. This was a larger percentage on both a year-ago and linked-quarter basis. The percentage of loans rated pass has been higher than 95% since 2000 and higher than 92% since 1998. The complete risk rating analysis is included in the supplemental financial information that accompanies this release.

The composition of the assets within the loan portfolio remained relatively unchanged and well diversified across commercial and consumer lines.

EXPENSES REFLECT BUSINESS GROWTH

Expenses for the 2004 first quarter totaled $83.2 million. This was an increase of 4.5% from the year-ago first quarter and 4.0% from the 2003 fourth quarter. When fourth quarter and full-year 2003 results were announced, management predicted that expenses would rise in 2004 in support of business line growth and the completion of two large technology conversion projects.

On a year-over-year basis, higher salary and wage costs accounted for approximately 72% of the increase in expenses. While full-time equivalent headcount declined on a year-over-year basis, salaries and wages rose as more staff members were added in higher-cost markets, such as Baltimore, Philadelphia, and Florida.

There were 2,340 full-time-equivalent staff members as of March 31, 2004. In comparison, there were 2,342 at March 31, 2003, and 2,307 at December 31, 2003.

Incentive and bonus costs were lower on a year-over-year basis due to adjustments that were made to various incentive programs. On a linked-quarter basis, the increase in incentive expense from the 2003 fourth quarter reflected the higher levels of business development.

On a linked-quarter basis, employee benefits expense accounted for more than 80% of the growth in expenses. Higher pension and health insurance costs caused the majority of this increase.

Although management anticipates that certain expenses will rise in 2004, expense management remains paramount. This philosophy was evident in first quarter expenditures for occupancy; furniture, equipment, and supplies; advertising; consulting fees; and travel and entertainment. Expenses declined in many of these categories. Where increases did occur, the amounts were minimal.

SHARE BUYBACK RESUMES

The company bought back 200,903 shares of its stock during the 2004 first quarter. This brought the total number purchased under the current 8-million-share program, which commenced in April 2002, to 285,272 shares.

2004 OUTLOOK

Commenting on the outlook for the remainder of 2004, Cecala said:

- "Improving economic statistics suggest that the recovery will continue to gain momentum.

- "If the financial markets remain at their current levels, we anticipate double-digit growth in fee-based revenue.

- "Loan growth should continue at the pace we experienced in 2003, which was in the 6% to 7% range.

- "We believe we have seen most of the margin compression that was brought on by the Federal Reserve's rate reductions. The margin should be in the 3.52% to 3.45% range for the remainder of the year.

- "Ongoing expenses will reflect continued investments in technology and higher employee benefits costs. In addition, we expect to increase our level of advertising in the next few quarters.

- "For the 2004 second quarter, we expect total noninterest expenses to be in the $85 million to $87 million range."

CONFERENCE CALL TODAY

Management will discuss 2004 first quarter results and the outlook for the 2004 second quarter in a conference call today at 10:00 a.m. (EDT). To access the call, dial 800-475-2151. Supporting materials, financial statements, and simultaneous streaming of the conference call audio will be available online at wilmingtontrust.com. A rebroadcast of the call will be available from 12:00 noon
(EDT) today until 5:00 p.m. (EDT) on Friday, April 23, by calling 877-519-4471 and using PIN number 4403675. To access the rebroadcast from outside the United States, dial 973-341-3080 and use the same PIN number.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements that reflect the company's current expectations about its future performance. These statements rely on a number of assumptions and estimates and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could affect the company's future financial results are discussed more fully in the reports the company files with the Securities and Exchange Commission. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

ABOUT WILMINGTON TRUST

Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides wealth management and specialized corporate services to clients throughout the United States and in more than 50 other countries, and commercial banking services throughout the Delaware Valley region. Its wholly owned bank subsidiary, Wilmington Trust Company, celebrated its 100th anniversary in 2003 and today is the 15th largest personal trust provider in the United States. Wilmington Trust and its affiliates have offices in California, Delaware, Florida, Georgia, Maryland, Nevada, New York, Pennsylvania, Tennessee, the Cayman Islands, the Channel Islands, and London, and other affiliates in Dublin and Milan. For more information, visit www.wilmingtontrust.com.

                                      # # #

CONTACTS

Investors and analysts:                         News media:

Ellen J. Roberts                                Bill Benintende
Investor Relations                              Public Relations
(302) 651-8069                                  (302) 651-8268
eroberts@wilmingtontrust.com                    wbenintende@wilmingtontrust.com

                                      # # #

                          WILMINGTON TRUST CORPORATION

                                QUARTERLY SUMMARY
               As of and for the three months ended March 31, 2004

                                INCOME STATEMENT

                                                                             Three Months Ended
                                           ---------------------------------------------------------------------------------------
                                                                                                                 % Change From:
                                                                                                               -------------------
                                            Mar. 31,     Dec. 31,     Sept. 30,    June 30,     Mar. 31,        Prior        Prior
(in millions, except per share amounts)       2004         2003         2003         2003         2003         Quarter        Year
---------------------------------------    ----------   ----------   ----------   ----------   ----------      -------       -----
Net Interest Income
  Interest income                          $     91.0   $     90.7   $     90.5   $     94.7   $     92.8          0.3         (1.9)
  Interest expense                               19.2         20.3         22.4         24.5         24.5         (5.4)       (21.6)
---------------------------------------------------------------------------------------------------------
      Net interest income                        71.8         70.4         68.1         70.2         68.3          2.0          5.1
  Provision for loan losses                      (5.5)        (5.0)        (5.7)        (5.9)        (4.9)        10.0         12.2
---------------------------------------------------------------------------------------------------------
      Net interest income after provision
        for loan losses                          66.3         65.4         62.4         64.3         63.4          1.4          4.6
                                           --------------------------------------------------------------
Noninterest Income
  Advisory fees:
    Wealth Advisory Services                     39.7         38.2         35.5         33.1         33.6          3.9         18.2
    Corporate Client Services                    17.9         19.5         16.4         16.5         14.9         (8.2)        20.1
    Cramer Rosenthal McGlynn                      2.1          2.1          1.3          1.1          0.7           --        200.0
    Roxbury Capital Management                    0.2           --         (0.1)        (1.2)        (0.9)          --           --
---------------------------------------------------------------------------------------------------------
        Advisory fees                            59.9         59.8         53.1         49.5         48.3          0.2         24.0
    Amortization of affiliate other
      intangibles                                (0.4)        (0.4)        (0.7)        (0.3)        (0.3)          --         33.3
                                           --------------------------------------------------------------
        Advisory fees after amortization
          of affiliate other intangibles         59.5         59.4         52.4         49.2         48.0          0.2         24.0
                                           --------------------------------------------------------------
  Service charges on deposit accounts             8.2          8.6          8.6          7.8          7.3         (4.7)        12.3
  Other noninterest income                        5.0          5.0          5.3          6.0          5.8           --        (13.8)
  Securities gains                                 --          0.7           --           --           --       (100.0)          --
---------------------------------------------------------------------------------------------------------
    Total noninterest income                     72.7         73.7         66.3         63.0         61.1         (1.4)        19.0
                                           --------------------------------------------------------------
    Net interest and noninterest income         139.0        139.1        128.7        127.3        124.5         (0.1)        11.6
                                           --------------------------------------------------------------
Noninterest Expense
  Salaries and wages                             32.4         31.6         31.5         31.2         29.8          2.5          8.7
  Incentives and bonuses                          8.3          7.6          5.4          4.3          9.5          9.2        (12.6)
  Employment benefits                            10.9          8.3          8.8          8.9          9.6         31.3         13.5
  Net occupancy                                   5.3          5.4          4.8          5.0          5.4         (1.9)        (1.9)
  Furniture, equipment, and supplies              7.6          7.1          6.6          7.3          7.3          7.0          4.1
  Other noninterest expense:
    Advertising and contributions                 1.6          2.0          1.4          2.8          1.9        (20.0)       (15.8)
    Servicing and consulting fees                 4.6          4.3          4.0          3.9          4.0          7.0         15.0
    Travel, entertainment, and training           1.7          1.7          1.8          1.9          1.5           --         13.3
    Originating and processing fees               2.1          2.1          2.1          1.8          1.8           --         16.7
    Other expense                                 8.7          9.9          8.8         10.0          8.8        (12.1)        (1.1)
---------------------------------------------------------------------------------------------------------
        Total other noninterest expense          18.7         20.0         18.1         20.4         18.0         (6.5)         3.9
                                           --------------------------------------------------------------
    Total noninterest expense                    83.2         80.0         75.2         77.1         79.6          4.0          4.5
                                           --------------------------------------------------------------
    Income before income taxes and
      minority interest                          55.8         59.1         53.5         50.2         44.9         (5.6)        24.3
Applicable income taxes                          19.8         20.8         18.8         17.4         15.3         (4.8)        29.4
---------------------------------------------------------------------------------------------------------
    Net income before minority interest          36.0         38.3         34.7         32.8         29.6         (6.0)        21.6
Minority interest                                 0.3          0.3          0.3          0.2          0.2           --         50.0
---------------------------------------------------------------------------------------------------------
    Net income                             $     35.7   $     38.0   $     34.4   $     32.6   $     29.4         (6.1)        21.4
                                           ==============================================================
Net income per share
  Basic                                    $     0.54   $     0.58   $     0.52   $     0.50   $     0.45         (6.9)        20.0
  Diluted                                        0.53         0.57         0.52         0.49         0.44         (7.0)        20.5
Weighted average shares outstanding
  (in thousands)
  Basic                                        66,156       66,034       65,956       65,790       65,692
  Diluted                                      67,489       67,093       66,670       66,195       66,174
Net income as a percentage of:
  Average assets                                 1.61%        1.73%        1.58%        1.53%        1.46%
  Average stockholders' equity                  17.69        19.08        17.64        17.04        15.97

                          WILMINGTON TRUST CORPORATION
                                QUARTERLY SUMMARY
               As of and for the three months ended March 31, 2004

                             STATEMENT OF CONDITION

                                                                                                                % Change From
                                                                                                             -------------------
                                                      Mar. 31,    Dec. 31,  Sept. 30,  June 30,   Mar. 31,    Prior      Prior
(in millions)                                           2004       2003       2003       2003       2003     Quarter      Year
------------------------------------------------      --------   --------   --------   --------   --------   --------   --------
Assets
Cash and due from banks                               $  193.5   $  210.2   $  228.5   $  214.5   $  207.3       (7.9)      (6.7)
                                                      ----------------------------------------------------
Federal funds sold and securities
     purchased under agreements to resell                151.5        3.8      477.7      180.9        3.8        N/M        N/M
                                                      ----------------------------------------------------
Investment securities:
     U.S. Treasury and government agencies               468.1      470.0      515.1      548.6      451.5       (0.4)       3.7
     Obligations of state and political subdivisions      14.3       16.0       16.1       16.6       16.6      (10.6)     (13.9)
     Preferred stock                                     121.2      120.1      119.4      122.4      119.2        0.9        1.7
     Mortgage-backed securities                        1,038.2      979.0      883.4    1,039.1      707.2        6.0       46.8
     Other securities                                    301.5      294.3      262.5      244.2      250.2        2.4       20.5
----------------------------------------------------------------------------------------------------------
          Total investment securities                  1,943.3    1,879.4    1,796.5    1,970.9    1,544.7        3.4       25.8
                                                      ----------------------------------------------------
Loans:
     Commercial, financial and agricultural *          2,338.8    2,275.2    2,216.0    2,219.6    2,153.6        2.8        8.6
     Real estate - construction *                        733.0      699.8      663.4      602.1      604.0        4.7       21.4
     Mortgage-commercial *                             1,144.5    1,078.2    1,052.6    1,038.0    1,055.0        6.1        8.5
----------------------------------------------------------------------------------------------------------
          Total commercial loans                       4,216.3    4,053.2    3,932.0    3,859.7    3,812.6        4.0       10.6
                                                      ----------------------------------------------------
     Mortgage-residential                                471.9      489.6      545.9      592.3      627.1       (3.6)     (24.7)
     Consumer                                          1,073.7    1,077.1    1,055.5    1,037.0    1,029.4       (0.3)       4.3
     Secured with liquid collateral                      609.1      605.4      565.8      574.6      539.1        0.6       13.0
----------------------------------------------------------------------------------------------------------
          Total retail loans                           2,154.7    2,172.1    2,167.2    2,203.9    2,195.6       (0.8)      (1.9)
                                                      ----------------------------------------------------
          Total loans net of unearned income           6,371.0    6,225.3    6,099.2    6,063.6    6,008.2        2.3        6.0
Reserve for loan losses                                  (91.2)     (89.9)     (91.2)     (87.6)     (86.0)       1.4        6.0
----------------------------------------------------------------------------------------------------------
          Net loans                                    6,279.8    6,135.4    6,008.0    5,976.0    5,922.2        2.4        6.0
                                                      ----------------------------------------------------
Premises and equipment                                   151.4      152.3      152.0      152.1      154.0       (0.6)      (1.7)
Goodwill                                                 243.3      243.2      242.8      247.3      240.1         --        1.3
Other intangibles                                         23.6       24.0       24.2       21.3       21.4       (1.7)      10.3
Other assets                                             171.3      171.9      170.2      176.2      174.5       (0.3)      (1.8)
----------------------------------------------------------------------------------------------------------
          Total assets                                $9,157.7   $8,820.2   $9,099.9   $8,939.2   $8,268.0        3.8       10.8
                                                      ====================================================
Liabilities and Stockholders' Equity
Deposits:
     Noninterest-bearing demand:                      $1,054.6   $1,025.5   $1,440.0   $  944.4   $  919.1        2.8       14.7
     Interest-bearing:
        Savings                                          379.0      369.0      364.9      368.7      366.5        2.7        3.4
        Interest-bearing demand                        2,275.4    2,364.1    2,246.9    2,302.5    2,129.9       (3.8)       6.8
        Certificates under $100,000                      769.3      788.3      805.6      836.7      867.5       (2.4)     (11.3)
        Local certificates $100,000 and over             137.6      130.3      129.1      125.8      136.9        5.6        0.5
----------------------------------------------------------------------------------------------------------
          Total core deposits                          4,615.9    4,677.2    4,986.5    4,578.1    4,419.9       (1.3)       4.4
        National certificates $100,000 and over        2,243.0    1,900.0    1,784.2    1,910.2    2,157.2       18.1        4.0
----------------------------------------------------------------------------------------------------------
          Total deposits                               6,858.9    6,577.2    6,770.7    6,488.3    6,577.1        4.3        4.3
                                                      ----------------------------------------------------
Short-term borrowings:
     Federal funds purchased and securities sold
        under agreements to repurchase                   885.5      828.5      938.8    1,083.4      627.9        6.9       41.0
     U.S. Treasury demand                                 18.6       48.3       55.6       32.5       10.7      (61.5)      73.8
----------------------------------------------------------------------------------------------------------
          Total short-term borrowings                    904.1      876.8      994.4    1,115.9      638.6        3.1       41.6
                                                      ----------------------------------------------------
Other liabilities                                        152.0      158.1      140.2      133.2      137.0       (3.9)      10.9
Long-term debt                                           418.6      407.1      410.7      420.8      160.5        2.8      160.8
----------------------------------------------------------------------------------------------------------
          Total liabilities                            8,333.6    8,019.2    8,316.0    8,158.2    7,513.2        3.9       10.9
                                                      ----------------------------------------------------
Minority interest                                          1.0        0.2        0.3       (0.1)        --      400.0         --
Stockholders' equity                                     823.1      800.8      783.6      781.1      754.8        2.8        9.0
----------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders'
          equity                                      $9,157.7   $8,820.2   $9,099.9   $8,939.2   $8,268.0        3.8       10.8
                                                      ====================================================

* Certain commercial loan balances reclassified

Commercial loan balances for the 2003 first quarter reflect changes that were made after an analysis of ledger coding revealed inconsistencies in the categories in which loans were recorded. This resulted in a reclassification of approximately $192 million, or 5%, of the commercial portfolio. The $192 million was moved out of the general commercial and industrial category. Approximately $90 million of that amount was reclassified as commercial real estate loans, and the remaining $102 million was moved into the commercial mortgage category.

                          WILMINGTON TRUST CORPORATION
                                QUARTERLY SUMMARY
               As of and for the three months ended March 31, 2004

                         AVERAGE STATEMENT OF CONDITION

                                                                                                                % Change From
                                                        2004      2003        2003      2003       2003      -------------------
                                                       First     Fourth      Third     Second      First      Prior      Prior
(in millions)                                         Quarter    Quarter    Quarter    Quarter    Quarter    Quarter      Year
------------------------------------------------      --------   --------   --------   --------   --------   --------   --------
Assets
Cash and due from banks                               $  193.9   $  200.8   $  190.5   $  182.4   $  187.0       (3.4)       3.7
                                                      ----------------------------------------------------
Federal funds sold and securities
     purchased under agreements to resell                 16.8       16.2       35.6       38.4       24.1        3.7      (30.3)
                                                      ----------------------------------------------------
Investment securities:
     U.S. Treasury and government agencies               465.3      488.0      517.1      528.8      461.0       (4.7)       0.9
     Obligations of state and political subdivisions      14.7       16.1       16.2       16.6       16.5       (8.7)     (10.9)
     Preferred stock                                     120.3      118.9      120.7      120.1      114.0        1.2        5.5
     Mortgage-backed securities                        1,008.8      947.2      961.2      888.8      642.6        6.5       57.0
     Other securities                                    289.4      271.9      249.9      240.9      227.5        6.4       27.2
----------------------------------------------------------------------------------------------------------
          Total investment securities                  1,898.5    1,842.1    1,865.1    1,795.2    1,461.6        3.1       29.9
                                                      ----------------------------------------------------
Loans:
     Commercial, financial and agricultural            2,325.2    2,229.1    2,202.2    2,190.8    2,214.8        4.3        5.0
     Real estate - construction                          725.0      687.5      624.9      590.8      544.6        5.5       33.1
     Mortgage-commercial                               1,103.1    1,073.6    1,039.4    1,054.6    1,008.0        2.7        9.4
----------------------------------------------------------------------------------------------------------
          Total commercial loans                       4,153.3    3,990.2    3,866.5    3,836.2    3,767.4        4.1       10.2
                                                      ----------------------------------------------------
     Mortgage-residential                                481.7      515.0      573.9      604.7      649.0       (6.5)     (25.8)
     Consumer                                          1,071.1    1,060.2    1,031.3    1,031.4    1,028.3        1.0        4.2
     Secured with liquid collateral                      602.6      601.7      583.6      565.4      532.9        0.1       13.1
----------------------------------------------------------------------------------------------------------
          Total retail loans                           2,155.4    2,176.9    2,188.8    2,201.5    2,210.2       (1.0)      (2.5)
                                                      ----------------------------------------------------
          Total loans net of unearned income           6,308.7    6,167.1    6,055.3    6,037.7    5,977.6        2.3        5.5
Reserve for loan losses                                  (89.1)     (90.2)     (87.1)     (84.7)     (84.5)      (1.2)       5.4
----------------------------------------------------------------------------------------------------------
          Net loans                                    6,219.6    6,076.9    5,968.2    5,953.0    5,893.1        2.3        5.5
                                                      ----------------------------------------------------
Premises and equipment                                   151.9      151.9      153.0      153.7      154.9         --       (1.9)
Goodwill                                                 243.2      242.8      247.4      245.8      240.2        0.2        1.2
Other intangibles                                         23.7       24.1       21.2       21.3       21.6       (1.7)       9.7
Other assets                                             167.5      171.0      176.7      177.6      176.7       (2.0)      (5.2)
----------------------------------------------------------------------------------------------------------
          Total assets                                $8,915.1   $8,725.8   $8,657.7   $8,567.4   $8,159.2        2.2        9.3
                                                      ====================================================
Liabilities and Stockholders' Equity
Deposits:
     Noninterest-bearing demand                       $  842.0   $  868.2   $  866.8   $  796.4   $  800.7       (3.0)       5.2
     Interest-bearing:
        Savings                                          372.1      368.2      368.8      369.4      357.3        1.1        4.1
        Interest-bearing demand                        2,267.0    2,298.1    2,244.7    2,127.0    2,062.9       (1.4)       9.9
        Certificates under $100,000                      779.3      794.8      817.6      851.5      874.6       (2.0)     (10.9)
        Local certificates $100,000 and over             134.8      135.5      128.4      139.6      151.1       (0.5)     (10.8)
----------------------------------------------------------------------------------------------------------
          Total core deposits                          4,395.2    4,464.8    4,426.3    4,283.9    4,246.6       (1.6)       3.5
        National certificates $100,000 and over        2,223.9    1,927.4    1,780.9    1,979.5    2,066.3       15.4        7.6
----------------------------------------------------------------------------------------------------------
          Total deposits                               6,619.1    6,392.2    6,207.2    6,263.4    6,312.9        3.5        4.9
                                                      ----------------------------------------------------
Short-term borrowings:
     Federal funds purchased and securities sold
        under agreements to repurchase                   893.0      973.6    1,115.2      985.3      778.7       (8.3)      14.7
     U.S. Treasury demand                                 11.8        9.8       20.0        8.4        8.1       20.4       45.7
----------------------------------------------------------------------------------------------------------
          Total short-term borrowings                    904.8      983.4    1,135.2      993.7      786.8       (8.0)      15.0
                                                      ----------------------------------------------------
Other liabilities                                        168.3      153.8      136.1      135.0      152.5        9.4       10.4
Long-term debt                                           410.8      406.1      405.4      407.9      160.5        1.2      156.0
----------------------------------------------------------------------------------------------------------
          Total liabilities                            8,103.0    7,935.5    7,883.9    7,800.0    7,412.7        2.1        9.3
                                                      ----------------------------------------------------
Minority interest                                          0.3        0.2         --        0.1        0.1       50.0      200.0
Stockholders' equity                                     811.8      790.1      773.8      767.3      746.4        2.7        8.8
----------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders'
          equity                                      $8,915.1   $8,725.8   $8,657.7   $8,567.4   $8,159.2        2.2        9.3
                                                      ====================================================

                          WILMINGTON TRUST CORPORATION
                                QUARTERLY SUMMARY

               As of and for the three months ended March 31, 2004

                                      RATES

                                                     2004       2003         2003       2003         2003
                                                    First      Fourth       Third      Second       First
YIELDS/RATES (TAX-EQUIVALENT BASIS)                Quarter     Quarter     Quarter     Quarter     Quarter
-----------------------------------------------   ---------   ---------   ---------   ---------   ---------
Earning assets:
FEDERAL FUNDS SOLD AND SECURITIES
     PURCHASED UNDER AGREEMENTS TO RESELL              1.01 %      1.09 %      1.12 %      1.32 %      1.40 %

U.S. Treasury and government agencies                  3.44        3.32        3.22        3.29        3.73
Obligations of state and political subdivisions        8.55        9.04        8.99        9.01        8.97
Preferred stock                                        7.42        7.30        7.39        7.40        7.68
Mortgage-backed securities                             4.12        4.13        3.64        4.47        4.97
Other securities                                       2.79        2.87        2.88        2.93        3.17
TOTAL INVESTMENT SECURITIES                            3.99        3.98        3.71        4.15        4.55

Commercial, financial and agricultural                 4.16        4.18        4.18        4.45        4.53
Real estate - construction                             4.42        4.37        4.37        4.56        4.45
Mortgage-commercial                                    4.82        4.90        5.08        5.47        5.63
TOTAL COMMERCIAL LOANS                                 4.38        4.41        4.45        4.75        4.81
Mortgage-residential                                   6.08        6.40        6.63        6.77        6.82
Consumer                                               6.04        6.15        6.58        6.68        6.85
Secured with liquid collateral                         2.51        2.51        2.52        2.73        2.87
TOTAL RETAIL LOANS                                     5.06        5.20        5.51        5.69        5.88
TOTAL LOANS                                            4.61        4.69        4.85        5.09        5.21
TOTAL EARNING ASSETS                                   4.46        4.52        4.56        4.86        5.07

Funds used to support earning assets
Savings                                                0.13        0.13        0.13        0.15        0.23
Interest-bearing demand                                0.37        0.37        0.39        0.45        0.47
Certificates under $100,000                            2.12        2.31        2.50        2.80        3.05
Local certificates $100,000 and over                   1.44        1.49        1.60        1.78        1.99
CORE INTEREST-BEARING DEPOSITS                         0.77        0.82        0.89        1.05        1.17
National certificates $100,000 and over                1.13        1.20        1.48        1.56        1.69
TOTAL INTEREST-BEARING DEPOSITS                        0.91        0.95        1.09        1.23        1.36

Federal funds purchased and securities sold
     under agreements to repurchase                    1.37        1.38        1.39        1.54        1.64
U.S. Treasury demand                                   0.77        0.80        0.76        1.04        0.99
TOTAL SHORT-TERM BORROWINGS                            1.37        1.37        1.38        1.54        1.64
Long-term debt                                         2.81        3.45        3.63        3.62        6.58
TOTAL INTEREST-BEARING LIABILITIES                     1.08        1.16        1.29        1.42        1.52
TOTAL FUNDS USED TO SUPPORT
     EARNING ASSETS                                    0.93        1.00        1.11        1.24        1.32
NET INTEREST MARGIN (TAX-EQUIVALENT BASIS)             3.53        3.52        3.45        3.62        3.75

Year-to-date net interest margin                       3.53        3.60        3.60        3.68        3.75

Prime rate                                             4.00        4.00        4.00        4.25        4.25

Tax-equivalent net interest income
     income (in millions)                         $    72.9   $    71.6   $    69.3   $    71.4   $    69.6
Average earning assets                              8,224.0     8,025.4     7,956.0     7,871.3     7,463.3

Average rates are calculated using average balances based on historical cost and do not reflect market valuation adjustments.

                          WILMINGTON TRUST CORPORATION
                                QUARTERLY SUMMARY

               As of and for the three months ended March 31, 2004

                                  SUPPLEMENTAL

                                                                               Three Months Ended
                                                 ---------------------------------------------------------------------------------
                                                                                                                   % Change From:
                                                                                                                  ----------------
                                                                                                                           Prior
                                                  Mar. 31,      Dec. 31,    Sept. 30,    June 30,     Mar. 31,     Prior    Year
WEALTH ADVISORY SERVICES (in millions)              2004         2003         2003         2003         2003      Quarter  Quarter
---------------------------------------------    ----------   ----------   ----------   ----------   ----------   -------  -------
Trust and investment advisory fees               $     26.9   $     26.3   $     24.9   $     23.2   $     22.5     2.3     19.6
Mutual fund fees                                        5.2          5.4          5.6          5.6          5.6    (3.7)    (7.1)
Other service fees                                      7.6          6.5          5.0          4.3          5.5    16.9     38.2
---------------------------------------------------------------------------------------------------------------
      Total                                      $     39.7   $     38.2   $     35.5   $     33.1   $     33.6     3.9     18.2
                                                 ==============================================================
CORPORATE CLIENT SERVICES (in millions)
Capital markets services                         $      7.8   $     10.0   $      7.5   $      7.6   $      6.3   (22.0)    23.8
Entity management services                              5.5          5.5          5.2          5.3          4.9      --     12.2
Retirement services                                     2.8          2.7          2.4          2.3          2.4     3.7     16.7
Cash management services                                1.8          1.3          1.3          1.3          1.3    38.5     38.5
---------------------------------------------------------------------------------------------------------------
      Total                                      $     17.9   $     19.5   $     16.4   $     16.5   $     14.9    (8.2)    20.1
                                                 ==============================================================
ASSETS UNDER MANAGEMENT (in billions)
Wilmington Trust                                 $     24.2   $     24.4   $     23.6   $     22.7   $     21.6    (0.8)    12.0
Roxbury Capital Management                              3.4          3.2          3.1          3.3          3.2     6.2      6.2
Cramer Rosenthal McGlynn                                5.1          4.7          4.0          3.8          3.2     8.5     59.4
                                                 -------------------------------------------------------------------------------
      Combined assets under management           $     32.7   $     32.3   $     30.7   $     29.8   $     28.0     1.2     16.8
                                                 ==============================================================
Staffing (FTE)                                        2,340        2,307        2,302        2,319        2,342

CAPITAL (in millions, except per share amounts)
-----------------------------------------------
Average stockholders' equity                     $    811.8   $    790.1   $    773.8   $    767.3   $    746.4     2.7      8.8
Period-end primary capital                            914.3        894.4        874.8        868.9        840.8     2.2      8.7
Per share:
      Book value                                      12.46        12.18        11.87        11.85        11.49     2.3      8.4
      Quarterly dividends declared                     0.27         0.27         0.27         0.27        0.255      --      5.9
      Year-to-date dividends declared                  0.27        1.065        0.795        0.525        0.255
Average stockholders' equity to assets                 9.11%        9.05%        8.94%        8.96%        9.15%
Total risk-based capital ratio                        12.75        12.37        12.15        11.90        10.20
Tier 1 risk-based capital ratio                        7.66         7.42         7.27         7.09         7.11
Tier 1 leverage capital ratio                          6.38         6.38         6.19         6.01         6.15

CREDIT QUALITY (in millions)
-----------------------------------------------
Period-end reserve for loan losses               $     91.2   $     89.9   $     91.2   $     87.6   $     86.0
Period-end non-performing assets:
      Nonaccrual                                       40.6         45.4         50.2         60.4         64.6
      OREO                                              1.1          1.4          1.6          3.2          3.9
Period-end past due 90 days                             6.2          5.6          7.3          7.1          8.3
Period-end renegotiated loans                            --           --           --           --           --
Gross charge-offs                                       5.4          7.3          3.3          5.1          5.3
Recoveries                                              1.2          0.9          1.3          0.7          1.2
Net charge-offs                                         4.2          6.4          2.0          4.4          4.1
Year-to-date net charge-offs                            4.2         16.9         10.5          8.5          4.1
Ratios:
      Period-end reserve to loans                      1.43%        1.44%        1.50%        1.44%        1.43%
      Period-end non-performing assets to loans        0.65         0.75         0.85         1.05         1.14
      Period-end loans past due 90 days to total
        loans                                          0.10         0.09         0.12         0.12         0.14
      Net charge-offs to average loans                 0.07         0.10         0.03         0.07         0.07

INTERNAL RISK RATING
-----------------------------------------------
Pass                                                  95.90%       95.83%       95.81%       95.62%       95.52%
Watchlisted                                            2.64         2.58         2.53         2.60         2.48
Substandard                                            1.21         1.27         1.25         1.23         1.79
Doubtful                                               0.25         0.32         0.41         0.55         0.21